UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 21, 2011 (December 15, 2011)

Baldwin Technology Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9334	13-3258160
(Commission File Number)	(IRS Employer Identification No.)

2000 NW Corporate Boulevard, Suite 101, Boca Raton, FL	33431
(Address of Principal Executive Offices)	(Zip Code)

561-367-2950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2011, Baldwin Technology Company, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 12 to Credit Agreement (“Amendment No. 12”) with Bank of America, N.A. as a Lender and as Administrative Agent, and certain other lenders (the “Lenders”). Amendment No. 12 amended the terms of the Credit Agreement to (i) allow the sale of the Company’s real property located in Tranas, Sweden, for a purchase price of not less than the Dollar equivalent of 4,360,000 Swedish Krona, to be consummated no later than December 31, 2011, and (ii) provide that the net cash proceeds from the sale of the aforementioned real property be used by the Company’s Swedish subsidiary for working capital purposes.

A copy of Amendment No. 12 is filed as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment No. 12 to Credit Agreement dated as of December 14, 2011, among Baldwin Technology Company, Inc., Baldwin Germany Holding GmbH, Baldwin Germany GmbH, Baldwin Oxy-Dry GmbH, the other Credit Parties party thereto, Bank of America, N.A. as a Lender and as Administrative Agent, and the other Lenders party thereto (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC.
(Registrant)

By:	/s/ Ivan R. Habibe
Ivan R. Habibe
Vice President, Chief Financial Officer and Treasurer

Dated: December 21, 2011

EXHIBIT 10.1

AMENDMENT No. 12